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                                                                     Exhibit 3.5

                            ARTICLES OF INCORPORATION

                                       OF

                         ORO SPANISH BROADCASTING, INC.


         The undersigned, desiring to form a corporation under the laws of the State of California, declares:

         FIRST:   The name of this corporation is:

                  ORO SPANISH BROADCASTING, INC.

         SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THIRD:   The number of directors of the corporation shall be fixed by the By-Laws.

         FOURTH: The name and address in this state of the corporation's initial agent for service of process is Rene de La Rosa, No. 8 Wilshire Court, Daly City, California 94015.

         FIFTH:   The corporation is authorized to issue one million (1,000,000)
shares of capital stock, all of one class, to be designated "Common Stock."

         SIXTH:   No distinction shall exist between the shares of the
corporation or the holders thereof.



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         IN WITNESS WHEREOF, the undersigned, who is the incorporator of this corporation, has executed these Articles of Incorporation on April 24, 1980.

                                            /s/ Rene de La Rosa
                                            ----------------------------
                                            Rene de La Rosa



                                   DECLARATION

         I, Rene de La Rosa, hereby declare that I am the person who executed the foregoing Articles of Incorporation of Oro Spanish Broadcasting, Inc., and that said Articles of Incorporation are my own act and deed.

         Executed in San Francisco, California, this 24th day of April, 1980.

                                            /s/ Rene de La Rosa
                                            ----------------------------
                                            Rene de La Rosa




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